
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Principal Secured Futures Fund L.P. and is qualified in its entirety by references to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          JUN-30-1996
<PERIOD-END>                               JUN-30-1996
<CASH>                                      76,949,182
<SECURITIES>                                         0
<RECEIVABLES>                                  244,960
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              80,277,482<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<COMMON>                                             0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                80,277,482<F2>
<SALES>                                              0
<TOTAL-REVENUES>                             6,242,531<F3>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             3,673,464
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              2,569,067
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          2,569,067
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 2,569,067
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $3,083,340.
<F2>Liabilities include redemptions payable of $637,786, accrued brokerage commissions of $159,867, accrued management fees of $266,309, accrued administrative expenses of $198,824, bank fees payable of $20,744, accrued transaction fees and costs of $10,494 and incentive fee payable of $305,865.
<F3>Total revenues includes realized trading revenue of $5,343,065, net change in unrealized of $(537,773) and interest income of $1,437,239.

